UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 23, 2026

THE PROGRESSIVE CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	001-09518	34-0963169
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 North Commons Blvd., Mayfield Village, Ohio	44143
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (440) 461-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 Par Value	PGR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On March 23, 2026, The Progressive Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC and TD Securities (USA) LLC, as representatives of the several underwriters named therein (the “Underwriters”), in connection with the offer and sale of $500 million aggregate principal amount of the Company’s 4.60% Senior Notes due 2031 (the “2031 Notes”) and $1 billion aggregate principal amount of the Company’s 5.15% Senior Notes due 2036 (the “2036 Notes”) (together, the “Notes”). The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides for customary indemnification by the Company and each of the Underwriters against certain liabilities arising out of or in connection with the sale of the Notes. The offering is expected to close on March 26, 2026, subject to customary closing conditions. The Underwriting Agreement is being filed as Exhibit 1.1 to this Current Report on Form 8-K.

The Notes will be issued pursuant to an Indenture, dated as of September 12, 2018, between the Company and U.S. Bank Trust Company, National Association, as trustee, as supplemented by a Fifth Supplemental Indenture to be entered into and dated as of March 26, 2026 (the “Fifth Supplemental Indenture”). The Fifth Supplemental Indenture, the form of the 2031 Notes and the form of the 2036 Notes are being filed as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K.

The net proceeds of the offering are estimated to be $1,487 million, after giving effect to underwriting discounts and commissions and estimated expenses of the offering. The offering of the Notes is registered pursuant to an automatic shelf registration statement on Form S-3 (SEC File No. 333-279482) filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 17, 2024 (the “Registration Statement”), which became immediately effective upon filing, and a related Prospectus Supplement dated March 23, 2026 (the “Prospectus Supplement”).

The 2031 Notes will bear interest at the rate of 4.60% per annum and the 2036 Notes will bear interest at the rate of 5.15% per annum. Interest on the Notes will be payable semi-annually in arrears on March 26 and September 26 of each year, beginning on September 26, 2026. The 2031 Notes will mature on March 26, 2031, and the 2036 Notes will mature on March 26, 2036. Further information concerning the Notes and related matters is set forth in the Prospectus Supplement and the related Prospectus filed as part of the Registration Statement, in the Fifth Supplemental Indenture and the form of the Notes.

Baker & Hostetler LLP, counsel to the Company, has issued an opinion to the Company, dated March 26, 2026, regarding the Notes. A copy of the opinion is being filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

The documents filed herewith are incorporated by reference into the Company’s Registration Statement on Form S-3, File Number 333-279482. See exhibit index on page 3.

(d) Exhibits

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 26, 2026

THE PROGRESSIVE CORPORATION

	By:	/s/ Carl G. Joyce
	Name:	Carl G. Joyce
	Title:	Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No. Under Reg. S-K Item 601	Form 8-K Exhibit No.	Description

1	1.1	Underwriting Agreement, dated as of March 23, 2026, between The Progressive Corporation, on the one hand, and Goldman Sachs & Co. LLC and TD Securities (USA) LLC, as Representatives of the several Underwriters, on the other hand

4	4.1	Fifth Supplemental Indenture between The Progressive Corporation and U.S. Bank Trust Company, National Association, as trustee

4	4.2	Form of 4.60% Senior Note due 2031

4	4.3	Form of 5.15% Senior Note due 2036

5	5.1	Legal Opinion of Baker & Hostetler LLP

104	104	Cover Page Interactive Data File (the cover page tags are embedded within the Inline XBRL document).

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